As filed with the Securities and Exchange Commission on March 2, 2006	Registration No. 333-126035

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Greenville Federal Financial Corporation
(Name of small business issuer in its charter)

United States	6035	20-3742295

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)
690 Wagner Avenue
Greenville, Ohio 45331
(937) 548-4158
(Address and telephone number of registrant’s principal executive offices)
690 Wagner Avenue
Greenville, Ohio 45331
(937) 548-4158
(Address of principal place of business or intended principal place of business)
David M. Kepler
Greenville Federal Financial Corporation
690 Wagner Avenue
Greenville, Ohio 45331
(937) 548-4158
(Name, address and telephone number of agent for service)
With copies to:
Cynthia A. Shafer
Vorys, Sater, Seymour and Pease LLP
Atrium Two, 221 East Fourth Street
Cincinnati, Ohio 45202
(513) 723-4000
Fred A. Summer
Squire, Sanders & Dempsey L.L.P.
1300 Huntington Center
41 South High Street
Columbus, Ohio 43215
(614) 365-2700
     Approximate date of proposed sale to the public: The reorganization of Greenville Federal Savings and Loan Association into a mutual holding company form of organization was consummated on January 4, 2006. Greenville Federal Financial Corporation is hereby amending this registration statement to deregister 572,552 common shares, par value $.01 per share, which were not sold in the reorganization.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
     This Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (Reg. No. 333-126035) will become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

Item 27. Exhibits
SIGNATURES
EXHIBIT INDEX

DEREGISTRATION OF SECURITIES
In accordance with the undertaking of Greenville Federal Financial Corporation (“GFFC”) set forth in its Registration Statement on Form SB-2 (Reg. No. 333-126035) declared effective on November 10, 2005 (the “Registration Statement”), GFFC is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 572,552 common shares, par value $.01 per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable in connection with the reorganization of Greenville Federal Savings and Loan Association into a mutual holding company form of organization.
Pursuant to the Registration Statement, 1,606,837 common shares GFFC were registered. These shares were registered pursuant to the Registration Statement for purposes of the reorganization. Upon the consummation of the reorganization, GFFC issued a total of 1,034, 285 of these common shares. Therefore, in accordance with the undertaking mentioned above, GFFC hereby deregisters the remaining 572, 552 common shares of GFFC.
Item 27. Exhibits.
24	Powers of Attorney

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to Registration Statement No. 333-126035 to be signed on its behalf by the undersigned, in the City of Greenville, State of Ohio, on March 1, 2006.

GREENVILLE FEDERAL FINANCIAL CORPORATION
By:	/s/ David M. Kepler
David M. Kepler
President, Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-126035 was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
/s/ David Feltman*	Director	March 1, 2006

David Feltman

/s/ David M. Kepler	Director, Chief	March 1, 2006

David M. Kepler	Executive Officer

/s/ George S. Luce, Jr.*	Director	March 1, 2006

George S. Luce, Jr.

/s/ Richard J. O’Brien*	Director	March 1, 2006

Richard J. O’Brien

/s/ Eunice F. Steinbrecher*	Director	March 1, 2006

Eunice F. Steinbrecher

/s/ James W. Ward*	Director, Chairman	March 1, 2006

James W. Ward	of the Board

/s/ David R. Wolverton*	Director	March 1, 2006

David R. Wolverton

/s/ Susan J. Allread*	Chief Financial	March 1, 2006

Susan J. Allread	Officer (principal accounting officer)

*/s/ David M. Kepler

David M. Kepler,
as attorney-in-fact

EXHIBIT INDEX

Exhibits
24	Powers of Attorney